UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

____________________________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

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Date of report (Date of earliest event reported):  January 14, 2009

JUHL WIND, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	333-141010	20-4947667
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

996 190th Avenue Woodstock, Minnesota	56186 (Zip Code)
(Address of principal executive offices)

Registrant's telephone number, including area code:  (507) 777-4310

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 DFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR240.13e-4(c))

CURRENT REPORT ON FORM 8-K

Juhl Wind, Inc.

January 14, 2009

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 14, 2009, General Wesley Clark (ret.) was elected to our board of directors.

General Clark, age 64, has enjoyed a distinguished career that began with his graduation from West Point as first in his class. In 1966, he was awarded a Rhodes scholarship to Oxford University, where he earned a Masters in Politics, Philosophy and Economics. During thirty-four years of service in the United States Army, Wesley Clark rose to the rank of four-star general as NATO’s Supreme Allied Commander, Europe. After his retirement in July 2000, he became an investment banker, author, commentator and businessman. In August 2000, General Clark was awarded the Presidential Medal of Freedom, the nation’s highest civilian honor. In 2003, he was also a candidate for the Democratic nomination for the U.S. Presidency. From July 2000 to February 2003, he was a consultant to and then the Managing Director of the Stephens Group Inc., a private investment bank. Since March 2003, he has been the Chairman and Chief Executive Officer of Wesley K. Clark & Associates, a business services and development firm based in Little Rock, Arkansas. In February 2006, General Clark joined Rodman & Renshaw Holdings, LLC, which controls Rodman & Renshaw, LLC, as Chairman of the Board and as a member of their Advisory Board. General Clark also serves on the boards of directors of AMG Advanced Metallurgical Group N.V., Argyyle Security, Inc., CVR Energy Inc. NutraCea Inc. and Prysmian S.p.A.

General Clark has not engaged in a related party transaction with us during the last two years.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Exhibit Description

99.1	Press release issued by Juhl Wind, Inc. on January 14, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JUHL WIND, INC.

By:	/s/ John Mitola
John Mitola
President

Date:  January 20, 2009